Confidential | for discussion purposes only GOLUB CAPITAL DIRECT LENDING CORPORATION INVESTOR PRESENTATION QUARTER ENDED JUNE 30, 2022

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward- looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies including our and their ability to achieve our and their respective objectives as a result of the coronavirus ("COVID-19") pandemic; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the availability of equity and debt capital and our use of borrowed funds to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets, including changes from the impact of an inflationary economic environment and/or the COVID-19 pandemic; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to the disruptions caused by the COVID-19 pandemic; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock market; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

3 Summary of Quarterly Results – GDLC generated an annualized net investment income return on equity1 of 7.0% and an annualized net income return on equity1 of 0.9% during the quarter ended June 30, 2022. – Investors in GDLC have achieved an IRR2 on NAV of 7.0% through June 30, 2022. – For the quarter ended June 30, 2022, we made new investment commitments of $59.2 million in 40 portfolio companies. The fair value of investments as of June 30, 2022 was $128.8 million. Overall, total investments in portfolio companies at fair value increased by $50.3 million or 64.1%. The investment income yield3 for the three months ended June 30, 2022 was 7.3%, a slight decrease from 7.4% for the three months ended March 31, 2022. – As of June 30, 2022, we had total investor capital subscriptions of $213.0 million and contributed capital of $89.8 million (42.2% called capital ratio). In addition, after quarter end, we issued one capital call for proceeds of $30.6 million. 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning July 1, 2021 and ending June 30, 2022. The first investment in GDLC took place on July 1, 2021. These returns do not represent an actual return to any investor in the Company. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest, fee income and amortization of capitalized fees and discounts, divided by the (b) daily average of total earning investments at fair value.

4 Quarter Ended September 30, 2021 December 31, 2021 March 31, 2022 June 30, 2022 Select Financial Data New investment commitments $29,650,775 $74,185,526 $10,922,663 $59,164,777 Fair value of investments $22,990,132 $72,713,311 $78,490,803 $128,777,064 Net income (loss) ($19,158) $1,333,180 $1,625,872 $159,540 Net Investment Income after excise tax $132,021 $828,466 $976,370 $1,222,638 Earnings (loss) per weighted average share1 ($0.02) $0.46 $0.47 $0.03 Net investment income per weighted average share1 $0.11 $0.29 $0.28 $0.26 Annualized return on equity – net income2 (0.4%) 12.2% 12.9% 0.9% Annualized return on equity – net investment income2 3.1% 7.6% 7.7% 7.0% Asset Mix of New Originations Senior Secured 23% 1% 1% 2% One Stop 72% 95% 88% 92% Junior Debt3 4% 0%* 0% 0% Equity 1% 4% 11% 6% Summary of Quarterly Results (cont’d) * Represents an amount less than 1.0%. 1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented. Due to the significant changes in net assets, net investment income and net income that may occur quarter-to- quarter as a result of Golub Capital Direct Lending Corporation (“we”, “us”, “our”, the “Company” or “GDLC”) commencing operations on July 1, 2021, per share amounts may fluctuate significantly from quarter-to-quarter and quarterly comparisons may not be meaningful. 2. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 3. Junior debt consists of second lien and subordinated debt.

5 Quarterly Statements of Financial Condition As of September 30, 2021 December 31, 2021 March 31, 2022 June 30, 2022 (audited) (unaudited) (unaudited) (unaudited) Assets Investments, at fair value $22,990,132 $72,713,311 $78,490,803 $128,777,064 Cash and foreign currencies 29,590,413 1,817,458 11,347,545 8,002,653 Other assets 409,053 784,076 707,277 795,964 Total Assets $52,989,598 $75,314,845 $90,545,625 $137,575,681 Liabilities and Net Assets Debt $16,350,000 $27,861,238 $29,996,118 $45,834,903 Deferred debt issuance costs — — (393,205) (392,082) Interest payable 1,466 8,179 31,692 221,476 Distributions payable — 600,698 1,112,823 764,804 Other liabilities 350,272 373,075 845,912 1,913,036 Total Liabilities 16,701,738 28,843,190 31,593,340 48,342,137 Total Net Assets 36,287,860 46,471,655 58,952,285 89,233,544 Total Liabilities and Net Assets $52,989,598 $75,314,845 $90,545,625 $137,575,681 Net Asset Value per Share $14.97 $15.00 $15.00 $14.90 Leverage Ratio 0.45x 0.60x 0.51x 0.52x Asset coverage 321.9% 266.8% 296.3% 293.8% Common shares outstanding 2,424,742 3,098,110 3,930,152 5,989,254

Quarterly Operating Results

	For the quarter ended			
	September 30, 2021 (audited)	December 31, 2021 (unaudited)	March 31, 2022 (unaudited)	June 30, 2022 (unaudited)
Investment Income				
Interest income	$127,852	$861,604	$1,311,505	$1,777,624
Fee income	5,635	16,938	651	8,323
Total Investment Income	$133,487	$878,542	$1,312,156	$1,785,947
Expenses				
Interest and other debt financing expenses	$1,466	$8,179	$35,461	$247,925
Base management fee, net of waiver	–	–	–	–
Incentive fee – net investment income, net of waiver[1]	–	–	100,164	131,227
Incentive fee – capital gains	–	41,897	(301)	(41,596)
Other operating expenses	201,373	172,215	192,728	225,753
Other operating expenses reimbursement waiver[2]	(201,373)	(172,215)	–	–
Total Expenses	1,466	50,076	328,052	563,309
Excise tax	–	–	7,734	–
Net Investment Income after excise tax	$132,021	$828,466	$976,370	$1,222,638
Net Gain (Loss) on Investments and Foreign Currency				
Net realized gain (loss) on foreign currency transactions	($80,059)	($20,297)	($5,661)	($21,499)
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	(71,120)	525,011	655,163	(1,041,599)
Net gain (loss) on investments and foreign currency transactions	(151,179)	504,714	649,502	(1,063,098)
Net increase/(decrease) in net assets resulting from operations	($19,158)	$1,333,180	$1,625,872	$159,540
Per Share Data[3]				
Earnings/(loss) per weighted average share	($0.02)	$0.46	$0.47	$0.03
Net investment income per weighted average share	$0.11	$0.29	$0.28	$0.26
Distributions declared per share[4]	$0.04	$0.44	$0.48	$0.17
Weighted average common shares outstanding	1,138,050	2,900,491	3,426,305	4,694,025

1. For the quarter ended March 31, 2022, GC Advisors agreed to a one-time waiver of $7,423 of income incentive fees calculated under the Investment Advisory Agreement.
2. For the three months ended September 30, 2021 and December 31, 2021, GC Advisors and Golub Capital waived reimbursement of $201,373 and $172,215, respectively, for any operating expenses and costs and expenses subject to reimbursement by the Company.
3. Per share data is calculated based on the daily weighted average shares outstanding during the period presented.
4. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

GOLUB CAPITAL

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7 Common Stock and Distribution Information Distributions Paid Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount August 6, 2021 August 6, 2021 July 2021 1,212,700.000 September 30, 2021 $0.0125 $15,184 August 6, 2021 August 25, 2021 August 2021 1,616,700.000 September 30, 2021 0.0303 48,928 October 5, 2021 October 5, 2021 September 20211 2,424,742.000 November 22, 2021 — — Total for Quarter Ended September 30, 2021 $0.0428 $64,112 October 5, 2021 October 18, 2021 October 2021 2,424,742.000 November 22, 2021 $0.1530 $371,044 November 19, 2021 November 29, 2021 N/A 3,098,110.333 December 27, 2021 0.0898 278,168 November 19, 2021 December 20, 2021 December 2021 3,098,110.333 February 28, 2022 0.1939 600,698 Total for Quarter Ended December 31, 2021 $0.4367 $1,249,910 November 19, 2021 January 20, 2022 January 2022 3,098,110.333 March 23, 2022 $0.1656 $513,049 February 4, 2022 February 25, 2022 February 2022 3,514,131.333 May 23, 2022 0.1461 513,385 February 4, 2022 March 21, 2022 March 2022 3,514,131.333 May 23, 2022 0.1706 599,438 Total for Quarter Ended March 31, 2022 $0.4823 $1,625,872 February 4, 2022 April 29, 2022 April 2022 4,498,180.333 July 25, 2022 $0.0764 $343,580 May 6, 2022 May 20, 2022 May 2022 4,498,180.333 July 25, 2022 0.0936 421,224 May 6, 2022 June 24, 2022 June 2022 2 5,137,211.866 September 14, 2022 0.0000 — Total for Quarter Ended June 30, 2022 $0.1700 $764,804 1. On October 5, 2021, our board of directors declared a distribution in amounts equal to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for the period September 1, 2021, through September 30, 2021, per share payable on November 22, 2021, to shareholders of record on October 5, 2021. Due to a net decrease in net assets resulting from operations for the period September 1, 2021, through September 30, 2021, the distribution declared for the September 2021 earnings period were zero. 2. On May 6, 2022, our board of directors declared a distribution in an amount equal to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period June 1, 2022 through June 30, 2022 per share payable on September 14, 2022 to shareholders of record on June 24, 2022. Due to a net decrease in net assets resulting from operations for the period June 1, 2022 through June 30, 2022, the distribution declared for the June 2022 earnings period was zero.

8 Common Stock and Distribution Information (cont’d) Distributions Declared Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount May 6, 2022 July 19, 2022 July 2022 5,989,253.87 September 14, 2022 TBD TBD August 5, 2022 September 20, 2022 Aug / Sept 20221 TBD November 22, 2022 TBD TBD August 5, 2022 October 18, 2022 October 20222 TBD December 28, 2022 TBD TBD 1. On August 5, 2022, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of September 30, 2022 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period August 1, 2022 through September 30, 2022 and the payment of this distribution is $15.00 per share. 2. On August 5, 2022, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of October 31, 2022 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period October 1, 2022 through October 31, 2022 and the payment of this distribution is $15.00 per share.